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Exhibit 10.5(b)  Form of Amended and Restated Employment Agreement.
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                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of the [ th] day of [month], 1996 (the "Agreement"), between ASSOCIATES CORPORATION OF NORTH AMERICA (A Texas Corporation), a corporation existing under laws of the State of Texas (the "Company"), and [Name of Executive] (the "Executive").

                                   WITNESSETH

         WHEREAS, the Company and the Executive have entered into an agreement relating to the employment of the Executive for a period of three years from __________________________________________, 1995 (the "Effective Date");

         WHEREAS, the Company and the Executive desire to amend and restate the Agreement;

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       EMPLOYMENT

         1.1 Effective on the date of the Agreement, the Executive hereby agrees to serve, upon the terms and conditions herein contained, as an executive of the Company, an indirect subsidiary of Ford Motor Company. The Executive shall have such duties as the Board of Directors of the Company may determine.

         1.2 Unless automatically renewed, the term of employment under this Agreement shall commence on the Effective Date and, subject to the terms hereof, shall terminate on the day prior to the third anniversary of such date. This Agreement shall automatically renew for subsequent sequential one-year periods unless terminated in writing by either party not later than 60 days prior to the end of the initial three-year period or any





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subsequent one-year  period.  Each such one-year renewal period is referred to as a "Renewal Period." The full three-year period and Renewal Periods are referred to as the "Employment Term."

         1.3 During the Executive's employment hereunder, the Executive shall devote the Executive's best efforts and substantially all the Executive's business time and services to the business and affairs of the Company.

2.       SALARY

         2.1 During the Executive's employment hereunder, the Executive shall be entitled to receive a base salary at the rate of $[salary] per annum, payable in accordance with the Company's payroll policy from time to time in effect.

         2.2 The Company may, in its sole discretion, increase the Executive's per annum base salary.

3.       BONUSES

         During the Executive's employment hereunder, the Executive shall be eligible to receive bonuses on the terms specified in any bonus plan applicable to executives of the Company.

4.       TERMINATION

         4.1 The employment of the Executive hereunder may be terminated by the Company by fifteen (15) days' written notice given at any time, with or without Cause. As used herein, the term "Cause" shall be limited to (a) action by the Executive involving willful malfeasance, (b) the Executive's unreasonable neglect or refusal to perform the executive duties assigned to the Executive under this Agreement, (c) the Executive being convicted of a felony,
(d) the Executive engaging in any activity that is directly or indirectly in competition with the Company or any affiliate or in any activity that is inimical to the best





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interests of the Company or any affiliate, or (e) the Executive's violation of
Company policy covering standards of corporate conduct; provided that the determination of Cause shall be made by the Company's Board of Directors. If the Company terminates the Executive's employment for Cause, all the Company's obligations under this Agreement shall thereupon cease and terminate.

         4.2. In the event that the Executive's employment is terminated by the Company other than for Cause or a Change in Control occurs that results in termination other than for Cause within 12 months of such Change in Control, including "Constructive Termination," the Executive shall be entitled, in lieu of any other compensation and benefits provided for herein, (i) to receive a lump sum in an amount equal to (x) [three/two] times the sum of the Executive's then current annual base salary and an amount equal to the average of the amounts paid to the Executive under the Company's Corporate Annual Performance Plan ("CAPP") during each of the three years immediately preceding the year of termination, plus (y) a pro rata amount, based on the portion of the current performance year preceding termination, equal to the average of the amounts paid to the Executive under both the CAPP and the Company's Long-Term Performance Plan ("LTPP") during each of the three years immediately preceding the year of termination; (ii) to be immediately vested in full with respect to any awards issued under the Company's Long-Term Equity Compensation Plan ("ECP"), subject to Section 8.7 of the ECP, if applicable; and (iii) to continue to receive, for [three/two] years from the date of termination, at the Company's expense, life insurance and medical, dental and disability benefits at least comparable to those provided by the Company to the Executive on the date of termination of employment, provided that such benefits shall cease if the Executive obtains other employment with comparable benefits. If a Change in Control occurs that results in





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termination within 12 months of a Change in Control, including Constructive
Termination, the Executive's accrued benefits under the Company's Excess Benefit Plan ("EBP") and Supplemental Retirement Income Plan ("SRIP") shall become 100% vested and the Executive shall also be entitled to receive distribution of his account balance under the Company's Equity Deferral Plan ("EDP").

         4.3 Notwithstanding any other provision, the right of the Executive to any benefits provided in this Agreement shall cease if the Board of Directors of the Company determines that the Executive has violated Section
8.3 herein, or has engaged in any activity that is inimical to the best interests of the Company or any affiliate.

         4.4 Notwithstanding any provision herein to the contrary, total compensation paid to the Executive as a result of a Change in Control pursuant to this Section 4 shall not exceed 2.99 times the average of the Executive's Compensation during the five years preceding the termination. "Executive Compensation" shall have the same meaning as the meaning given to "Annualized Includable Compensation for Base Period" in Section 280G(d)(1) of the Internal Revenue Code of 1986, as amended.

         4.5     "Change in Control" means any of the following:

                 (i) Any merger, consolidation or similar combination with or involving the Company, as of the date of the conclusion of such event, other than a merger, consolidation or similar combination of the Company with Ford or any of its affiliates;

                 (ii) Any transaction or series of transactions that results in the sale or divestiture of all or substantially all of the Company's assets, as of the conclusion or such transaction of series of transactions;





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                 (iii)    Any capital reorganization or series of transactions
         that results in Ford and its affiliates owning common stock of the Company having less than 50% of the combined voting power of outstanding capital stock of the Company, as of the date of the conclusion of such reorganization, transaction or series of transactions; or

                 (iv) The successful completion of a public offering, or distribution to the public by dividend or spinoff, that results in Ford and its affiliates owning common stock of the Company having less than 50% of the combined voting power of the outstanding capital stock of the Company.

         4.6 Unless consented to in writing by the Executive, "Constructive Termination" shall occur if any of the following result from a Change in
Control:

                 (i) The assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirement), authority, duties or responsibilities or any other action which results in a substantial diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the employer promptly after receipt of notice thereof given by the Executive;

                 (ii) Any failure to (x) continue to provide the Executive with the opportunity to participate, on terms substantially comparable in the aggregate to those in effect immediately prior to the Change in Control, in substantially the same benefit or compensation plans and programs, including Company's life, disability, health and retirement plans in which the Executive was participating immediately prior to the date of the Change in Control, or their equivalent, or (y) provide the Executive with all other fringe benefits (or their equivalent) from time to time in





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         effect for the benefit of any executive, management or administrative group of the Company which customarily includes a person holding the employment position with Company then held by the Executive; or

                 (iii) Without the Executive's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites available to the Executive immediately prior to such reduction.

5.       PERMANENT DISABILITY OR DEATH

         In the event of the Executive's permanent disability as defined in the long-term disability plan applicable to employees of the Company on the date hereof ("Permanent Disability") while employed hereunder during the Employment Term, the Executive shall receive monthly for a period of six months after the determination of Permanent Disability an amount equal to the Executive's then current monthly base salary plus one-twelfth of the average of the amounts paid to the Executive under the CAPP during each of the three years immediately preceding the year of Permanent Disability less any amounts received through any disability or salary continuation plan provided pursuant to Section 7 hereof. In the event of the Executive's death while employed hereunder during the Employment Term, the Executive's estate or designated beneficiaries shall receive a lump sum equal to the Executive's then current annual base salary plus the average of the amounts paid to the Executive under the CAPP during each of the three years immediately preceding the year of death. In the event of the Executive's Permanent Disability or death as specified in this Section 5, the employment of the Executive and all obligations of the Company hereunder (other than the obligation (i) for the compensation specified in this Section 5, and (ii) to pay amounts for which the Company is responsible under applicable benefit plans, policies and practices in the event of death or Permanent Disability) shall terminate.


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6.       EXPENSES

         During the Executive's employment hereunder, the Executive is authorized to incur reasonable expenses for promoting the business of the Company, including expenses for travel and similar items, in accordance with the Company's policy as in effect from time to time. The Company will reimburse the Executive for all such reasonable expenses as determined by management in accordance with Company policy upon presentation by the Executive from time to time of an itemized account of such expenditure.

7.       EXECUTIVE BENEFITS

         7.1 During the Executive's employment hereunder, the Executive shall be included in any and all plans providing benefits for (a) the Company's employees generally and (b) the Company's executives of comparable status. In furtherance and not in limitation of the foregoing, throughout the Employment Term, the Company shall provide to the Executive life insurance, medical, dental, disability and other employee welfare benefits and defined benefit pension plan benefits which, on an overall basis, shall be no less favorable to the Executive than those in effect for employees (of comparable pay grade or status) of the Company from time to time.

         7.2 During the Executive's employment hereunder, the Executive shall remain eligible to participate in all incentive, profit sharing, bonus, stock option, or other similar or comparable plans applicable to Company executives of a similar class and station, in accordance with the terms thereof in effect from time to time.

8.       RESTRICTIVE COVENANTS

         8.1 The Executive agrees to execute and deliver from time to time the Company's standard confidentiality, conflict of interest and proprietary information agreements.





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         8.2     The Executive and the Executive's agents will not, during the
12-month period following any termination of employment hereunder, or in contemplation of termination of employment, induce, entice or solicit any employee of the Company or its affiliates, to leave employment with the Company or its affiliates.

         8.3 The Executive will not, either directly or indirectly, during the Employment Term or for a period of two years thereafter, compete with the Company, in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) in any phase of the business which the Company or any of its subsidiaries conduct business during the term of this Agreement. The obligations of this covenant not to compete ("Covenant") shall apply to any geographic area in which the Company and its subsidiaries have engaged in business during the Employment Term. The Executive agrees and acknowledges that it would be difficult to fully compensate the Company for the damages resulting from a breach of this Covenant, and that the Company will, therefore, be entitled to temporary and permanent injunctive relief in the event of any actual or threatened breach. Such relief may be granted without the necessity of proving actual damages, but this provision does not diminish the Company's right to recover damages in addition to injunctive relief.

9.       NOTICE

         All notices or communications hereunder shall be in writing, addressed as follows:

         To the Company:

                 Associates Corporation of North America (A Texas Corporation) 250 East Carpenter Freeway
                 Irving, Texas 75062
                 Attention:  General Counsel





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         To the Executive:

                 [Name of Executive]
                 [Address]

Any notice or communication shall be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as a party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefore, shall determine the time at which notice was given.

10.      SEPARABILITY

         If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such provision shall be modified, to the extent practical, consistent with the intent of the parties, in order to render it enforceable, but such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

11.      ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive, and any such attempted assignment or hypothecation shall be void. This Agreement shall be assignable by the Company in connection with any transfer of all or substantially all of the Company's business or any transfer of a portion of the Company's business for which the Executive has responsibility; provided, however, that the Company shall remain responsible for all the obligations of the Company set forth herein for the remainder of the initial three year period of the Employment Term or the remainder of then current Renewal Period, as applicable.





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12.      ENTIRE AGREEMENT; AMENDMENT

         This Agreement represents the entire agreement of the parties relating to its subject matter and shall supersede any and all previous written or oral employment agreements between the Company or any of its affiliates and the Executive. This Agreement may be modified or amended only by a writing signed by both parties hereto.

13.      GOVERNING LAW

         This Agreement shall be construed, interpreted and governed in accordance with the laws of Texas.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  ______________________________________________
                                  [Name of Executive]

                                  ASSOCIATES CORPORATION OF NORTH AMERICA
                                  (A Texas Corporation)

                                  By:___________________________________________
                                  Its:__________________________________________





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